Exhibit 99.1

IceWEB, Inc. (OTCBB:IWEB) Press Release	3/26/2008 09:52:29 AM

ICEWEB™ EXPANDS BOARD OF DIRECTORS WITH
APPOINTMENT OF RETIRED U.S. ARMY LT.
GENERAL HARRY E. SOYSTER AS INDEPENDENT
MEMBER

Former Director of Defense Intelligence Agency to Aid Company in Delivering IceWEB’s
Cutting Edge Storage and On-line Application Services to the Federal Government

HERNDON, Va. – (BUSINESS WIRE) – March 26, 2008 – IceWEB™, Inc., www.iceweb.com (OTCBB:IWEB), today announced the election of Retired U.S. Army Lieutenant General Harry E. Soyster to the Company’s Board of Directors.

General Soyster served as Director, Defense Intelligence Agency during Desert Shield/Storm. He also served as Deputy Assistant Chief of Staff for Intelligence, Department of the Army; Commanding General, U.S. Army Intelligence and Security Command; and in the Joint ReconnaissanceCenter, Joint Chiefs of Staff. In Vietnam, he was a field artillery battalion operations officer, and was twice decorated for valor and wounded in action. Upon retirement, General Soyster was Vice President for International Operations with Military Professional Resources Incorporated where he helped pioneer the concept of providing retired military expertise to support emerging democracies in Eastern Europe and Africa. In 2006, he served as Special Assistant to the SEC Army for World War II 60th Anniversary Commemorations. Currently, he serves as consultant to numerous corporations and participates in studies by the Center for Strategic and International Studies and the National Institute for Public Policy.

In 1957, General Soyster graduated from the United States Military Academy with a Bachelor of Science degree in Engineering. He also holds a Masters of Science degree in Chemistry from Pennsylvania State University in Chemistry and a Masters of Science degree in Management from theUniversity of Southern California. His military education includes completion of the Field Artillery School, Basic and Advanced Courses; the U.S. Army Command and General Staff College; and the National War College. General Soyster has an active TS/SCI (Top Secret/Sensitive Compartmented Information) clearance.

“We feel very privileged to have the opportunity to tap General Soyster’s extensive knowledge, business expertise and sphere of influence within the federal government,” stated John R. Signorello, Chairman and Chief Executive Officer of IceWEB. ”As the newest addition to our Board of Directors, we look forward to him playing a proactive role in helping IceWEB break into key government accounts with our storage products and on-line application services. Moreover, his innumerable strengths are sure to complement and enhance those of our other distinguished Board members, helping IceWEB to further elevate our corporate governance practices.”

“IceWEB has extraordinary potential,” said General Soyster. ”I’m looking forward to working with the IceWEB management team and the Board to help ensure the Company is well positioned to optimize new business opportunities within the federal government market place. IceWEB’s products and services simplify how businesses communicate, manage and protect their data – exactly what organizations, public or private, large or small, need today.”

About IceWEB, Inc.

Headquartered just outside of Washington, D.C., IceWEB manufactures and markets storage solutions and on-line application services. Additionally it is a leading source for best-of-class security products, services and solutions offered in partnership with a wide range of global technology leaders. Its customer base includes U.S. government agencies, enterprise companies and small to medium sized businesses (SMB). For more information, please visit  www.IceWEB.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to business conditions and the amount of growth in the computer industry and general economy, competitive factors, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q. The Company does not undertake any obligation to update forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

IceWEB, Inc.

703-344-0951 or via email at investor@iceweb.com

IceWEB Investor Relations

Elite Financial Communications Group, LLC

Dan Conway, Chief Strategy Officer

407-585-1080 or via email at dan@efcg.net